UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017 (December 14, 2017)

Telaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

Effective as of December 14, 2017, Telaria, Inc., or the Company, entered into a lease, or the Lease, for its principal executive offices at 222 Broadway, New York, New York 10038.  The Lease between the Company and Advance Magazine Publishers Inc. is for approximately 26,664 square feet. The term of the Lease is estimated to commence on January 3, 2018 and will expire on July 29, 2029.

The foregoing description of the material terms of the Lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Lease, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2017.

Item 2.03.                                    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELARIA, INC.

Dated: December 15, 2017	By:	/S/ AARON SALTZ
Aaron Saltz
General Counsel and Secretary

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